Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Toyota Motor Corporation of our report dated June 18, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Toyota Motor Corporation’s Annual Report on Form 20-F for the year ended March 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Japan LLC

Nagoya, Japan

June 20, 2025

PricewaterhouseCoopers Japan LLC

JR Central Towers, 38th Floor, 1-1-4 Meieki, Nakamura-ku, Nagoya-shi, Aichi 450-6038, Japan

Tel: +81 (52) 588 3951, Fax: +81 (52) 588 3952, www.pwc.com/jp/assurance